Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the “Company”), each hereby certifies that, to his/her knowledge on the date hereof:

(a)
the Form 10-Q of the Company for the third quarter ended September 27, 2012, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ AMY E. MILES
Amy E. Miles
Chief Executive Officer
Date: November 6, 2012

/s/ DAVID H. OWNBY
David H. Ownby
Chief Financial Officer
Date: November 6, 2012